As filed with the Securities and Exchange Commission on November
12, 1999.
Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                  ___________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Milacron Inc.
     (Exact Name of Registrant as Specified in its Charter)

                            Delaware
 (State or Other Jurisdiction of Incorporation or Organization)

                           31-1062125
              (I.R.S. Employer Identification No.)

          2090 Florence Avenue, Cincinnati, Ohio  45206
       (Address of Principal Executive Offices) (Zip Code)

       Milacron Inc. Performance Dividend and Savings Plan
                    (Full Title of the Plan)

                                Hugh C. O'Donnell
                          Milacron Inc.
                              2090 Florence Avenue
                            Cincinnati, Ohio 45206
                   (Name and Address of Agent For Service)

                                (513) 487-5000
          (Telephone Number, Including Area Code, of Agent For Service)


                       CALCULATION OF REGISTRATION FEE

                                  Proposed   Proposed
    Title of                      Maximum    Maximum
    Securities        Amount      Offering   Aggregate   Amount of
    to be             to be       Price Per  Offering Registration
    Registered        Registered  Share 1/   Price 1/    Fee

___________________________________________________________________
    Common Stock,     1,367,000  $14.9375  $20,419,563.00 $5,676.64
    Par Value $1.00    Shares
    Per Share

_________________________________________________________________
__
1/ Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for shares of Common Stock reported on the New York Stock Exchange on November 9, 1999.

                             PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same benefit plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the registration statement on form S-8 filed by Milacron Inc., formerly known as Cincinnati Milacron Inc., with respect to the Cincinnati Milacron Performance Dividend Plan, registration statement No. 2-73772, are incorporated herein by reference.


Item 8.   Exhibits.

Exhibit No.


5 Opinion of Cravath, Swaine & Moore, counsel for registrant, as to legality of the securities offered under the Plan

23.1 Consent of Ernst & Young LLP, independent auditors

23.2 Consent of Cravath, Swaine & Moore  -  See Exhibit 5

24   Powers of Attorney


                           SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 10th day of November, 1999.


                              MILACRON INC.

                              By: /s/Robert P. Lienesch
                                   ___________________
                                   Robert P. Lienesch
                                   Vice President-
                                   Finance and Treasurer
                                   and Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on this 10th day of November, 1999.

Signature                      Title

       *                       Chairman and Chief
Daniel J. Meyer                Executive Officer and Director
                               (Principal Executive Officer)

       *                       Director
Darryl F. Allen


       *                       Director
Neil A. Armstrong

       *                       Director
David L. Burner


       *                       Director
Barbara Hackman Franklin


       *                       Director
Harry A. Hammerly



       *                       Director
James E. Perrella


       *                       Director
Joseph A. Pichler


       *                       Director
Joseph A. Steger


       *                       Director
Harry C. Stonecipher


       *                      President and
Ronald D. Brown               Chief Operating Officer


       *                      Controller (Chief Accounting
Jerome L. Fedders             Officer)


                              /s/Ronald D. Brown
                              _____________________
                              Ronald D. Brown
                              Attorney-In-Fact

*Original Powers of Attorney authorizing Daniel J. Meyer, Ronald
D. Brown and Hugh C. O'Donnell and each of them to sign this registration statement on behalf of the above named directors and officers of the registrant are filed as Exhibit 24 to the registration statement.






                          EXHIBIT INDEX



5 Opinion of Cravath, Swaine & Moore, counsel for registrant, as to legality of the securities offered under the Plan

23.1 Consent of Ernst & Young LLP, independent auditors

23.2 Consent of Cravath, Swaine & Moore-see Exhibit 5

24   Powers of Attorney